Exhibit 99.1

OPTION AGREEMENT

[Full Name of Employee]

[Date]

Dear [First Name]:

Pursuant to the Company’s 2006 Employee Stock Plan (the “Plan”) of Cablevision Systems Corporation (the “Company”), on [Date] (the “Effective Date”) you have been awarded nonqualified stock options (the “Options”) to purchase                  shares of NY Group Class A Common Stock of the Company (“Class A Common Stock”) at a price of $         per share.

Capitalized terms used but not defined in this agreement (this “Agreement”) have the meanings given to them in the Plan. The Options are granted subject to the terms and conditions set forth below:

1. Vesting. If you remain in the continuous employ of the Company or any CVC Subsidiary through the third anniversary of the Effective Date, the Options will vest and become exercisable on the third anniversary of the Effective Date.

2. Exercise. You will receive information from the service provider retained by the Company as soon as practicable after receipt of the Options with instructions for exercising such Options. Additional information regarding the Options may be communicated to option holders from time to time.

3. Expiration. The Options will terminate automatically and without further notice on the tenth anniversary of the Effective Date, or at any of the following dates, if earlier:

(A)	with respect to those Options which are then unexercisable, the date upon which you cease to be an employee of the Company or any CVC Subsidiary (as defined below) for any reason unless as a result of your death while employed by the Company or any CVC Subsidiary, all of your Options granted under this Agreement shall become immediately exercisable and remain exercisable until three (3) years following the date of your death;

(B)

with respect to those Options which are then exercisable, (i) one hundred and eighty (180) days following the termination of your employment by the Company or any CVC Subsidiary other than for Cause (as defined below), death, Disability (as defined below) or Retirement (as defined below), (ii) ninety (90) days following the date upon which you terminate your employment for any reason (other than a termination by you in accordance with Section 3(b)(ii) or Section 3(b)(iii) of Appendix 1 to this Agreement, in which case the Options shall be exercisable as set forth in

Appendix 1) and (iii) three (3) years following the date upon which you cease to be an employee of the Company or any CVC Subsidiary, if such cessation is the result of death, Disability or Retirement; or

(C)	with respect to all your then outstanding Options, whether exercisable or unexercisable, the date upon which you engage in an event constituting Cause.

4. Definitions. For purposes of this Agreement:

(A)	“Cause” means, as determined by the Company, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an Affiliate, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

(B)	“Disability” means your inability to perform for six (6) continuous months substantially all the essential duties of your occupation, as determined by the Compensation Committee of the Board of Directors (as more fully described in Section 16, the “Committee”) of the Company.

(C)	“Retirement” means the voluntary termination by you of your employment with the Company and its CVC Subsidiaries at such time as (i) you have attained at least the age of fifty-five (55) and (ii) you have been employed by the Company or its CVC Subsidiaries for at least five (5) years, provided that the Company may nevertheless decide, in its sole discretion, not to treat your termination of employment as a “Retirement” hereunder. Treatment of your termination of employment as a “Retirement” hereunder shall be further subject to your execution (and the effectiveness) of a “retirement agreement” to the Company’s satisfaction, including, without limitation (to the extent desired by the Company), non-compete, non-disparagement, non-solicitation, confidentiality and further cooperation obligations/restrictions on you as well as a general release by you of the Company and its CVC Subsidiaries. The above definition of “Retirement” is solely for purposes of this Agreement and shall not, in any way, create or imply any obligations of the Company or any of its CVC Subsidiaries (under any other agreement or otherwise) with respect to any such termination of your employment.

5. Change of Control/Going Private Transaction. As set forth in Appendix 1 attached hereto, the Options may be affected in the event of a Change of Control or a going private transaction (each as defined in Appendix 1 attached hereto) of the Company.

6. Tax Representations and Tax Withholding. You hereby acknowledge that you have reviewed with your own tax advisors the Federal, state and local tax consequences of exercising the Options and receiving shares of Class A Common Stock and cash. You hereby represent to the Company that you are relying solely on such advisors and not on any statements or representations of the Company, its Affiliates or any of their respective agents. If, in connection with the exercise of the Options, the Company is required to withhold any amounts by reason of any Federal, state or local tax, such withholding shall be effected in accordance with Section 16 of the Plan.

7. Section 409A. It is the Company’s intent that payments under this Agreement are exempt from Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Agreement be administered accordingly. Notwithstanding anything to the contrary contained in this Agreement, if and to the extent that any payment or benefit under this Agreement, or any plan or arrangement of the Company or its affiliates, is determined by the Company to constitute “non-qualified deferred compensation” subject to Section 409A of the Code (“Section 409A”) and is payable to you by reason of your termination of employment, then (a) such payment or benefit shall be made or provided to you only upon a “separation from service” as defined for purposes of Section 409A under applicable regulations and (b) if you are a “specified employee” (within the meaning of Section 409A and as determined by the Company), such payment or benefit shall not be made or provided before the date that is six months after the date of your separation from service (or your earlier death). Each payment under this Agreement will be treated as a separate payment under Section 409A of the IRC.

8. Transfer Restrictions. You may not transfer, assign, pledge or otherwise encumber the Options, other than to the extent provided in the Plan.

9. Non-Qualification as ISO. The Options are not intended to qualify as “incentive stock options” within the meaning of Section 422 of the Code.

10. Securities Law Acknowledgments. You hereby acknowledge and confirm to the Company that (i) you are aware that the shares of Class A Common Stock are publicly-traded securities and (ii) the shares of Class A Common Stock issuable upon exercise of the Options may not be sold or otherwise transferred unless such sale or transfer is registered under the Securities Act of 1933, as amended, and the securities laws of any applicable state or other jurisdiction, or is exempt from such registration.

11. Governing Law. This Agreement shall be deemed to be made under, and in all respects shall be interpreted, construed and governed by and in accordance with, the laws of the State of New York without reference to conflict of law principles.

12. Jurisdiction and Venue. You hereby irrevocably submit to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the Southern District and Eastern District of the State of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waive, and agree not to assert, as a defense that you are not subject thereto or that the venue thereof may not be appropriate. You hereby agree that mailing of process or other papers in connection with any such action or proceeding in any manner as may be permitted by law shall be valid and sufficient service thereof.

13. Right of Offset. You hereby agree that the Company shall have the right to offset against its obligation to deliver shares of Class A Common Stock, cash or other property under this Agreement to the extent that it does not constitute “non-qualified deferred compensation” pursuant to Section 409A, any outstanding amounts of whatever nature that you then owe to the Company or any of its CVC Subsidiaries.

14. The Committee. For purposes of this Agreement, the term “Committee” means the Compensation Committee of the Board of Directors of the Company or any replacement committee established under, and as more fully defined in, the Plan.

15. Committee Discretion. The Committee has full discretion with respect to any actions to be taken or determinations to be made in connection with this Agreement, and its determinations shall be final, binding and conclusive.

16. Amendment. The Committee reserves the right at any time to amend the terms and conditions set forth in this Agreement, except that the Committee shall not make any amendment or revision in a manner unfavorable to you (other than if immaterial), without your consent. No consent shall be required for amendments made pursuant to Section 12 of the Plan, except that, for purposes of Section 20 of the Plan, Section 5 and Appendix 1 of this Agreement are deemed to be “terms of an Award Agreement expressly refer[ring] to an Adjustment Event.” Any amendment of this Agreement shall be in writing and signed by an authorized member of the Committee or a person or persons designated by the Committee.

17. Options Subject to the Plan. The Options granted by this Agreement are subject to the Plan.

18. Entire Agreement. Except for any employment agreement between you and the Company or any of its Affiliates in effect as of the date of the grant hereof (as such employment agreement may be modified, renewed or replaced, provided that such modification, renewal or replacement shall not extend the time any Options may be exercised beyond the time provided herein or in such original employment agreement), this Agreement and the Plan constitute the entire understanding and agreement of you and the Company with respect to the Options covered hereby and supersede all prior understandings and agreements. In the event of a conflict among the documents with respect to the terms and conditions of the Options covered hereby, the documents will be accorded the following order of authority: the terms and conditions of the Plan will have highest authority followed by the terms and conditions of your employment agreement, if any, followed by the terms and conditions of this Agreement.

19. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and its successors and assigns.

20. Waiver. No waiver by the Company at any time of any breach by you of, or compliance with, any term or condition of this Agreement or the Plan to be performed by you shall be deemed a waiver of the same term or condition at any prior or subsequent time, or of any similar or any dissimilar term or condition at the same, at any prior or any subsequent time.

21. Severability. The terms and conditions of this Agreement shall be deemed severable and the invalidity or unenforceability of any term or condition hereof shall not affect the validity or enforceability of the other terms and conditions set forth herein.

22. Exclusion from Compensation Calculation. By acceptance of this Agreement, you shall be considered in agreement that the grant of the Options, all shares of Class A Common Stock and cash received upon any exercise of the Options shall be considered special incentive compensation and will be exempt from inclusion as “wages” or “salary” in pension, retirement, life insurance and other employee benefits arrangements of the Company and its Affiliates, except as determined otherwise by the Company. In addition, each of your beneficiaries shall be deemed to be in agreement that the grant of the Options, all such shares of Class A Common Stock and cash will be exempt from inclusion in “wages” or “salary” for purposes of calculating benefits of any life insurance coverage sponsored by the Company or any of its Affiliates.

23. No Right to Continued Employment. Nothing contained in this Agreement or the Plan shall be construed to confer on you any right to continue in the employ of the Company or any Affiliate, or derogate from the right of the Company or any Affiliate, as applicable, to retire, request the resignation of, or discharge you, at any time, with or without Cause.

24. CVC Subsidiaries. For purposes of this Agreement, “CVC Subsidiary” shall mean the direct and indirect subsidiaries of the Company (or, in the case of going private transaction or Change in Control, the direct or indirect subsidiaries of the Surviving Entity)

25. Headings. The headings in this Agreement are for purposes of convenience only and are not intended to define or limit the construction of the terms and conditions of this Agreement.

26. Effective Date. Upon execution by you, this Agreement shall be effective from and as of the Effective Date.

27. Signatures. Execution of this Agreement by the Company may be in the form of an electronic or similar signature, and such signature shall be treated as an original signature for all purposes.

CABLEVISION SYSTEMS CORPORATION

By:
Gregg Seibert
Vice Chairman and CFO

By your electronic signature, you (i) acknowledge that a complete copy of the Plan and the final execution version of this Agreement have been made available to you and (ii) agree to all of the terms and conditions set forth in the Plan and this Agreement.

APPENDIX 1

TO

OPTION AGREEMENT

1. In the event of a “going private transaction,” as defined below, your entitlement to exercise the Options shall be as follows:

(A) If the Company or the “surviving entity”, as defined below, has shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on NASDAQ, the Committee shall, to the extent that the Options have not been exercised and have not expired (the “Outstanding Options”), no later than the effective date of the transaction which results in a going private transaction, either (i) convert your rights in the Outstanding Options into a right to receive an amount of cash equal to (a) the number of common shares subject or relating to the Outstanding Options multiplied by (b) the excess of (x) the “offer price per share,” the “acquisition price per share” or the “merger price per share,” each as defined below, whichever of such amounts is applicable, over (y) the exercise price of the shares subject or relating to the Outstanding Options (for the avoidance of doubt, if the “offer price per share,” the “acquisition price per share” or the “merger price per share,” as applicable, is less than or equal to the exercise price of the shares subject or relating to the Outstanding Options, then such Outstanding Options shall be cancelled for no consideration), or (ii) arrange to have the surviving entity grant to you in substitution for your Outstanding Options an award of options for shares of common stock (or partnership units) of the surviving entity on the same terms with a value equivalent to the Outstanding Options and which will, in the good faith determination of the Committee, provide you with an equivalent profit potential.

(B) If the Company or the surviving entity does not have shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on NASDAQ, the Committee shall convert your rights in the Outstanding Options into a right to receive an amount of cash equal to the amount calculated as per Section 1(A)(i) above.

(C) The cash award provided in Section 1(A)(i) or 1(B) shall become payable to you (or your estate), and the substitute options of the surviving entity provided in Section 1(A)(ii) will become exercisable (i) with respect to the Outstanding Options that were not exercisable on the effective date of the going private transaction, as the case may be, at the earlier of (a) the date on which the Outstanding Options would otherwise have become exercisable hereunder had they continued in effect (b) the date of your death, or (c) the date on which your employment with the Company or the surviving entity is terminated (x) by the Company or the surviving entity other than for Cause, if such termination occurs within three (3) years of the going private transaction, (y) by you for “good reason,” as defined below, if such termination occurs within three (3) years of the going private transaction or (z) by you for any reason at least six (6) months, but not more than nine (9) months after the effective date of the going private transaction; provided that clause (z) herein shall not apply in the event that your rights in the Outstanding Options are converted into a right to receive an amount of cash in accordance with Section 1(A)(i), or (ii) with respect to the Outstanding Options that were exercisable on the effective date of the going private transaction, the substitute options shall become exercisable immediately and the cash awards shall become payable promptly. The amount payable in cash shall be payable together with interest from the effective date of the going private transaction until the date of payment at (i) the weighted average cost of capital of the Company immediately prior to the effectiveness of the going private transaction, or (ii) if the Company (or the surviving entity) sets aside the funds in a trust or other funding arrangement, the actual earnings of such trust or other funding arrangement.

2. In the event of a “Change of Control” of the Company, as defined below, (A) any then-unvested Outstanding Options will immediately vest and (B) the Outstanding Options will either (i) be cancelled and you will be entitled to prompt payment of an amount of cash equal to (1) the number of common shares subject or relating to the Outstanding Options multiplied by (2) the excess of (a) the “offer price per share,” the “acquisition price per share” or the “merger price per share,” each as defined below, whichever of such amounts is applicable, over (b) the exercise price of the shares subject or relating to the Outstanding Options (for the avoidance of doubt, if the “offer price per share,” the “acquisition price per share” or the “merger price per share,” as applicable, is less than or equal to the exercise price of the shares subject or relating to the Outstanding Options, then such Outstanding Options shall be cancelled for no consideration) or (ii) if the Company or the surviving entity has shares of common stock (or partnership units) traded on a national stock exchange or on the over-the-counter market as reported on NASDAQ, the Committee may (in its discretion) arrange to have the surviving entity grant to you in substitution for your Outstanding Options an award of options for shares of common stock (or partnership units) of the surviving entity on the same terms with a value equivalent to the Outstanding Options and which will, in the good faith determination of the Committee, provide you with an equivalent profit potential. The Change of Control treatment set forth in this Section 2 will also apply to any Options granted to you prior to the date of this Agreement that have not been forfeited, exercised or expired prior to the effective date of a transaction that results in a Change of Control.

3. As used herein,

“Cause” means, as determined by the Committee, your (i) commission of an act of fraud, embezzlement, misappropriation, willful misconduct, gross negligence or breach of fiduciary duty against the Company or an affiliate thereof, or (ii) commission of any act or omission that results in a conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any crime involving moral turpitude or any felony.

“Change of Control” means the acquisition, in a transaction or a series of related transactions, by any person or group, other than Charles F. Dolan or members of the immediate family of Charles F. Dolan or trusts for the benefit of Charles F. Dolan or his immediate family (or an entity or entities controlled by any of them) or any employee benefit plan sponsored or maintained by the Company, of (1) the power to direct the management of substantially all the cable television systems then owned by the Company in the New York City Metropolitan Area (as hereinafter defined) or (2) after any fiscal year of the Company in which all the systems referred to in clause (1) above shall have contributed in the aggregate less than a majority of the net revenues of the Company and its consolidated subsidiaries, the power to direct the management of the Company or substantially all its assets. For purposes of this definition, net revenues shall be determined by the independent accountants of the Company in accordance with generally accepted accounting principles consistently applied and certified by such accountants. “New York City Metropolitan Area” means all locations within the following counties: (i) New York, Richmond, Kings, Queens, Bronx, Nassau, Suffolk, Westchester, Rockland, Orange, Putnam, Sullivan, Dutchess, and Ulster in New York State; (ii) Hudson, Bergen, Passaic, Sussex, Warren, Hunterdon, Somerset, Union, Morris, Middlesex, Mercer, Monmouth, Essex and Ocean in New Jersey; (iii) Pike in Pennsylvania; and (iv) Fairfield and New Haven in Connecticut.

“surviving entity” means the entity that owns, directly or indirectly, after consummation of any transaction, substantially all the cable television systems owned directly or indirectly by the Company in the New York City Metropolitan Area prior to consummation of such transaction. If any such entity is at least majority-owned, directly or indirectly, by any entity (a “parent entity”) which has shares of common stock (or partnership units) traded on a national stock exchange or the over-the-counter market, as reported on NASDAQ, then such parent entity shall be deemed to be the surviving entity provided that if there shall be more than one such parent entity, the parent entity closest to ownership of the Company’s cable television systems shall be deemed to be the surviving entity. If in connection with any transaction, a Change of Control or going private transaction occurs and no entity shall own, after consummation of such transaction, substantially all the cable television systems owned by the Company in the New York City Metropolitan Area prior to consummation of such transaction, then, notwithstanding any other provision of this Section 4 to the contrary, there shall not be deemed to be a surviving entity so that the provisions of Section 1(A)(ii) shall not be applicable. Ownership of “substantially all” the Company’s New York City Metropolitan Area cable television systems shall mean ownership, after consummation of such transaction (or series of related transactions), of an aggregate of at least eighty percent (80%) of the basic subscribers of all the cable television systems owned by the Company and its consolidated subsidiaries in the New York City Metropolitan Area prior to such transaction (or series of related transactions).

“going private transaction” means a transaction involving the purchase of Company securities described in Rule 13e-3 to the Securities and Exchange Act of 1934.

“good reason” means

(i) without your express written consent any reduction in your base salary or bonus potential, or any material impairment or material adverse change in your working conditions (as the same may from time to time have been improved or, with your written consent, otherwise altered, in each case, after the Effective Date) at any time after or within ninety (90) days prior to the Change of Control including, without limitation, any material reduction of your other compensation, executive perquisites or other employee benefits (measured, where applicable, by level or participation or percentage of award under any plans of the Company), or material impairment or material adverse change of your level of responsibility, authority, autonomy or title, or to your scope of duties;

(ii) any failure by the Company to comply with any of the provisions of this Agreement, other than an insubstantial or inadvertent failure remedied by the Company promptly after receipt of notice thereof given by you;

(iii) the Company’s requiring you to be based at any office or location more than thirty-five (35) miles from your location immediately prior to such event except for travel reasonably required in the performance of your responsibilities; or

(iv) any failure by the Company to obtain the assumption and agreement to perform this Agreement by a successor as contemplated by Section 1(A).

“offer price per share” shall mean, in the case of a tender offer or exchange offer which results in a Change of Control or going private transaction (an “Offer”), the greater of (i) the highest price per share of common stock paid pursuant to the Offer, or (ii) the highest fair market value per share of common stock during the ninety-day period ending on the date of consummation of a Change of Control or going private transaction. Any securities or property which are part or all of the consideration paid for shares of common stock in the Offer shall be valued in determining the Offer Price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity making such offer or (B) the valuation placed on such securities or property by the Committee.

“merger price per share” shall mean, in the case of a merger, consolidation, sale, exchange or other disposition of assets that results in a Change of Control or going private transaction (a “Merger”), the greater of (i) the fixed or formula price for the acquisition of shares of common stock occurring pursuant to the Merger, and (ii) the highest fair market value per share of common stock during the ninety-day period ending on the date of consummation of such Change of Control or going private transaction. Any securities or property which are part or all of the consideration paid for shares of common stock pursuant to the Merger shall be valued in determining the merger price per share at the higher of (A) the valuation placed on such securities or property by the Company, person or other entity which is a party with the Company to the Merger, or (B) the valuation placed on such securities or property by the Committee.

“acquisition price per share” shall mean the greater of (i) the highest price per share stated on the Schedule 13D or any amendment thereto filed by the holder of twenty percent (20%) or more of the Company’s voting power which gives rise to the Change of Control or going private transaction, and (ii) the highest fair market value per share of common stock during the ninety-day period ending on the date of such Change of Control or going private transaction.